Exhibit 24

                                POWER OF ATTORNEY

      Each person below  designates and appoints RICHARD R. RASMUSSEN and ROBERT
D. SZNEWAJS, and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering up to 100,000 shares of common stock of West Coast Bancorp and up to $2,500,000 in principal amount of deferred compensation obligations which may be issued pursuant to the West Coast Bancorp Directors' Deferred Compensation Plan and the West Coast Bancorp Executives' Deferred Compensation Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

      IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 24th day of April, 2003.

Signature                                 Title


/s/ Lloyd D. Ankeny
-------------------
Lloyd D. Ankeny                     Director and Chairman of the Board

/s/ Michael J. Bragg
--------------------
Michael J. Bragg                    Director

/s/ William B. Loch
-------------------
William B. Loch                     Director

/s/ Jack E. Long
----------------
Jack E. Long                        Director

/s/ Duane C. McDougall
----------------------
Duane C. McDougall                  Director

/s/ Steven J. Oliva
-------------------
Steven J. Oliva                     Director

/s/ J.F. Ouderkirk
------------------
J.F. Ouderkirk                      Director

/s/ Steven N. Spence
--------------------
Steven N. Spence                    Director

/s/ Dr. Nancy Wilgenbusch
-------------------------
Dr. Nancy Wilgenbusch               Director